29

Exhibit 10.1
Summary of Compensation Arrangements (or Amendments thereto)
of Named Executive Officers and Directors
Compensation Arrangements (or Amendments thereto) of those individuals identified in the Company’s 2009 Proxy Statement (the “Proxy Statement”) as the Company’s Named Executive Officers (collectively, the “Named Executive Officers”).
Base Salary:
David J. Nasca’s base salary for fiscal 2009 was set at $242,650 pursuant to his employment agreement with Evans Bancorp, Inc. and Evans National Bank (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed on December 7, 2006).
Gary A. Kajtoch’s base salary for fiscal 2009 was set at $161,400 pursuant to his employment agreement with Evans National Bank (filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed on April 23, 2007).
William R. Glass’s base salary for fiscal 2009 was set at $192,900 pursuant to his employment agreement with Evans National Bank (filed as Exhibit 10.3 of the Company’s Form 10-K for the fiscal year ended December 31, 1997 as filed on March 30, 1998).
Robert G. Miller’s base salary for fiscal 2009 is $219,600 pursuant to his employment agreement with ENB Insurance Agency, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed on February 26, 2007).
In addition to base salaries, the Named Executive Officers are eligible to receive options and other equity awards granted pursuant to the Company’s 2009 Long-Term Equity Incentive Plan and cash bonuses under the Evans Excels Plan.
Bonuses:
As previously reported in the Proxy Statement, the Human Resource Committee did not approve any bonus payments to the Company’s Named Executive Officers for performance in fiscal 2008 under the Evans Excels Plan.